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                                                               EXHIBIT 10.18A


                                 AMENDMENT NO. 1
                                       TO
                            ASSET PURCHASE AGREEMENT

     This Amendment No. 1 (the "Amendment"), dated as of December 29, 1993, is made and entered into by and between THE KOLL COMPANY, a California corporation ("TKC") and KREG OPERATING CO., a Delaware corporation ("KREG"), for the purpose of amending that certain Asset Purchase Agreement (the "Agreement") dated as of September 30, 1993 by and between TKC and KREG.

                                R E C I T A L S:

     WHEREAS, TKC desires to surrender all of its right, title and interest in certain periodic earnout payments pursuant to the Agreement in exchange for a lump-sum cash payment; and

     WHEREAS, KREG desires to make such cash payment in exchange for the cancellation and termination of the earnout provisions of the Agreement.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

     1. DEFINED TERMS. For purposes of this Amendment, all capitalized terms used and not otherwise defined herein, shall have the meanings assigned to them in the Agreement.

     2. TERMINATION OF EARNOUT PROVISIONS. Section 2.4 of the Agreement shall be terminated in its entirety, effective as of the date of the Agreement as if the terms and provisions of Section 2.4 were not at any time of any force or effect. From and after the date of this Amendment, Section 2.4 of the Agreement shall be amended and restated to read in full as follows:

                                "2.4 [RESERVED]"

     3. The provisions of Section 10.3(a)(ii) are hereby amended and restated to read in full as follows:
               "(ii) in the event that an Action is brought against Parent, the Purchaser or any of their respective Affiliates or Representatives by a stockholder of Parent alleging breach of fiduciary duty or other causes of action, including, without limitation, a derivative action, arising out of the consummation of the Acquisition or any action taken pursuant to this Agreement including any amendment hereto (a "Stockholder Action"), the Seller shall indemnify, defend and hold harmless Parent, the Purchaser and their respective Affiliates and Representatives from and against fifty percent (50%) of all Damages incurred in connection with, arising out of, resulting from or incident to the defense and/or settlement of such Stockholder Action;
          provided that in no event shall the aggregate liability of the Seller under this Section 10.3(a)(ii) exceed One Million
          Three Hundred Thousand Dollars ($1,300,000)."

     4. CONSIDERATION. In consideration of the foregoing, KREG shall deliver to TKC Four Million Two Hundred Fifty Thousand Dollars ($4,250,000).

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     5.   NO OTHER AMENDMENT.  Except to the extent modified by this Amendment, all of the terms and provisions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, KREG and TKC have caused this Amendment to be duly executed as of the date first written above.


                                   THE KOLL COMPANY



                                   By/s/ RAYMOND E. WIRTA
                                   -------------------------------------------
                                        Raymond E. Wirta
                                        President and Chief Operating Officer



                                   KREG OPERATING CO.



                                   By/s/ RICHARD M. ORTWEIN
                                   -------------------------------------------
                                        Richard M. Ortwein
                                        President